SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CORE MATLS CORP

                    GAMCO INVESTORS, INC.
                                 8/26/03           15,000             2.9954
                                 7/24/03           15,000             1.9500
                    GABELLI ADVISERS, INC.
                                 8/28/03            4,600             3.0487
                                 8/21/03           12,000             2.3000
                                 8/18/03            3,400             2.1750
                                 7/28/03            9,700             1.9919
                    GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 7/07/03            1,600             2.0500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.